UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2019

SEARS HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois		60179
(Address of principal executive offices)		(Zip code)

Registrant’s Telephone Number, Including Area Code: (847) 286-2500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on October 15, 2018 (the “Petition Date”), Sears Holdings Corporation (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).

On January 17, 2019, the Company and certain of its subsidiaries (collectively, the “Sellers”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Transform Holdco LLC (“Buyer”), an affiliate of ESL Investments, Inc. (“ESL”), pursuant to which Buyer agreed to acquire substantially all of the go-forward retail footprint and other assets and component businesses of the Company as a going concern (the “Going Concern Transaction”) following the conclusion of an auction at which the Going Concern Transaction was determined to be a successful bid pursuant to the Global Bidding Procedures approved by the Bankruptcy Court (the “Bidding Procedures”). Edward S. Lampert, Chairman of the Board of Directors of the Company (the “Board”), is also the Chairman and Chief Executive Officer of ESL. Kunal S. Kamlani, a member of the Board, is also the President of ESL. The Going Concern Transaction was approved on behalf of the Company by the independent Restructuring Committee of the Board. The Bankruptcy Court hearing to consider the approval of the Going Concern Transaction is scheduled to commence on February 4, 2019 at 10:00 a.m. (Eastern Time) and the Company understands that the Official Committee of Unsecured Creditors intends to object to the approval at such hearing.

All capitalized terms used and not defined in this Current Report on Form 8-K (this “Form 8-K”) have the meanings ascribed to them in the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K.

Assets and Consideration

The Going Concern Transaction involves the sale of the following assets by the Sellers:

•

A go-forward retail footprint of approximately 425 retail stores under the “Sears” and “Kmart” brands (the “Retail Stores”) and certain related real estate interests and certain other owned and leased real estate interests;

•

Certain businesses of the Company, including, among others, businesses conducted at the Retail Stores, businesses conducted under the “Sears Auto Centers” brand, the “PartsDirect” brand, the “ServiceLive” brand, the “Sears Home Services” brand, the “Wally” brand, the “Kenmore” and “Diehard” businesses, the “Monark Premium Appliance Co.” brand, a home delivery and retail installation business, various websites, the “Shop Your Way” membership program, the “Sears Home Improvement” business , and certain contracts related to the foregoing;

•	All “Acquired Inventory”, all “Acquired Receivables”, all “Acquired Equipment” and all “Acquired Improvements” and the right to receive certain pending inventory;

•	Certain intellectual property owned by the Sellers (including certain “Collateral” assets);

•	Certain goodwill associated with the Business;

•	Certain data owned or controlled by the Sellers;

•	Certain claims, causes of action, claims, rights of recovery or rights of set-off held by the Sellers;

•	Certain prepaid taxes and certain rights to any refund, rebate or credit of taxes;

•

Rights to certain books and records held by the Sellers including non-disclosure or confidentiality, non-compete or non- solicitation agreements related to the Business, marketing materials and manuals;

•	Certain plans and permits related to the Business;

•	Certain security deposits held by the Sellers;

•	Certain insurance proceeds;

•	Subject to obtaining the required Bermuda Monetary Authority approval, certain notes issued by KCD IP, LLC;

•	All equity interests of SRC O.P. LLC owned by SRC Sparrow 2 LLC as Seller (subject to certain conditions);

•

Certain actions and other rights, rebates, refunds, audits, rights of recovery, rights of setoff, rights of recoupment, rights of reimbursement, rights of indemnity or contribution and other similar rights;

•

Certain “Credit Card Claims” arising from Seller’s involvement as a class plaintiff in the class actions consolidated in the multi-district litigation In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, No. 1:05-MD-01720 (E.D.N.Y.) against Visa Inc., Mastercard Inc., JPMorgan Chase & Co, Citigroup N.A., Bank of America N.A., and other defendants, and any proceeds or settlement proceeds thereof;

•	Certain assets as described in the SHIP Purchase Agreement;

•	Cash held at the Retail Stores in an amount not to exceed $17,000,000;

•	To the extent permitted by law, all licenses or permits issued by governmental authorities; and

•	Any proceeds from the sale or other disposition of the collateral pledged to secure the applicable debt obligations with respect to certain credit bids.

The consideration in the Going Concern Transaction will be comprised of the following (in connection with which the Buyer has paid a deposit of $120 million):

•

Cash in an amount equal to (i) an amount of approximately $1.4 billion, plus (ii) an amount (up to $17 million) equal to the store cash as of 12:00 a.m. New York City time on the closing date, plus (iii) $35 million for the credit bid release consideration, less (iv) the aggregate amount of the credit bid relating to the outstanding obligations under the FILO Facility, plus the aggregate amount of the credit bid relating to the outstanding Second Lien obligations equal to $433.45 million, plus the FILO Facility Buyout Amount (if any);

•

Subject to Bankruptcy Court approval, a credit bid pursuant to Section 363(k) of the Bankruptcy Code to include all outstanding obligations held by Buyer and its affiliates as of the closing date under the IP/Ground Lease Term Loan Facility (together with the IP/Ground Lease Buyout Amount, approximately $231 million), the FILO Facility (together with the FILO Facility Buyout Amount, approximately $125 million), the Real Estate Loan 2020 (together with the Real Estate Loan 2020 Buyout Amount, approximately $544 million), and the Second Lien obligations (approximately $433.45 million);

•

Cash in the amount of the outstanding obligations owed to lenders other than Buyer or its affiliates as of the Closing Date under the IP/Ground Lease Term Loan Facility, the FILO Facility, and the Real Estate Loan 2020, unless such lender(s) provide written confirmation to the Sellers that such cash payment and the obligations owed to lenders by the Seller under the applicable facility are permanently waived and discharged against the Sellers;

•	Debt or equity securities in Buyer, in an amount and form to be determined by Buyer in an amount and form reasonably acceptable to Buyer, including as to subordination;

•	Payment, release and satisfaction of all outstanding obligations under the Junior DIP Term Loan Agreement;

•	Payment, release and satisfaction of outstanding obligations under the Citi L/C Facility (but in no event with respect to a principal amount of greater than $271 million); and

•

The assumption of certain of the Sellers’ liabilities including: liabilities relating to acquired assets, certain liabilities related to actions arising out of the assumed liabilities, acquired assets or operation of the business on or after the closing date, buyer occupancy costs, certain liabilities for warranties and protection agreements or other service contracts, including any Liabilities owed by Sears Re to any Seller in respect of reinsurance of such warranties and protection agreements, assumed customer credits (which relate to existing customer loyalty programs, Shop Your Way, and, since January 1, 2018, any gift cards, gift certificates, merchandise credits, return credits, customer membership or customer loyalty discount programs, coupons, Groupons or other similar credits or programs issued by, on behalf of or in relation to Sellers), all cure costs related to assigned agreements, certain tax liabilities, certain employment related liabilities, the obligation to reimburse the Sellers for certain severance costs (not to exceed $43 million in the aggregate), assumed 503(b)(9) liabilities (not to exceed $139 million in the aggregate), certain other payables (not to exceed $166 million in the aggregate), assumed property tax liabilities (not to exceed $135 million in the aggregate), the SHIP Purchase Agreement liabilities, liabilities required to be paid by Buyer under the transaction documents, and certain environmental liabilities.

The Purchase Agreement also provides that Buyer will provide offers of ongoing employment to approximately 45,000 employees of the Company and its subsidiaries, and through February 1, 2020, the end of the Company’s 2019 fiscal year, provide salary continuation, substantially comparable benefits and reinstate the Company’s prepetition severance program for all employees that accept their employment offer at close.

Financing

The obligations owed under the DIP Credit Agreement will be refinanced with $850 million in cash to be funded with the proceeds of a new ABL facility by and among the Buyer, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith

Incorporated, Citigroup Global Markets, Inc. and Royal Bank of Canada and the other lenders party from time to time thereto. In addition, the Purchase Agreement contemplates a roll-over of $621 million of indebtedness (including $350 million of the amounts owed under the Junior DIP Term Loan and approximately $271 million of the Citi L/C Facility) into exit facilities of Buyer.

Conditions to Closing

The Buyer’s and the Sellers’ obligations to consummate the Going Concern Transaction under the Purchase Agreement are subject to certain conditions contained therein, including, among other conditions, conditions relating to the accuracy of the parties’ respective representations and warranties made in the Purchase Agreement; the performance of the parties’ respective pre-closing covenants; the absence of a legal impediment to the closing of the Going Concern Transaction; the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act applicable to the Going Concern Transaction; the entry of an order by the Bankruptcy Court approving the Going Concern Transaction; the occurrence of certain actions with respect to KCD IP, LLC and the KCD IP; KCD IP, LLC having not voluntarily filed for bankruptcy; the Sellers owning at least $1.657 billion of certain inventory and receivables; and there being no more than $850 million outstanding under the DIP Credit Agreement and no more than $350 million outstanding under the Junior DIP Term Loan, exclusive of any accrued and unpaid interest thereunder.

Anticipated Timeline

Sellers and Buyer will use reasonable best efforts to obtain the approval of the Bankruptcy Court on or before February 8, 2019 and to close the Transactions on or before the outside date of February 19, 2019.

Termination

The Purchase Agreement can be terminated by the Sellers or Buyer if, among other things, (i) the Bankruptcy Court has not approved, and entered an order approving, the consummation of the Going Concern Transaction on or before February 8, 2019 (subject to Bankruptcy Court availability), (ii) the closing of the Going Concern Transaction has not occurred by 11:59 p.m. (New York City time) on February 19, 2019 (the “Outside Date”), or if the Sellers accept or agree to any Competing Transaction (as defined in the Bidding Procedures) or upon approval by the Bankruptcy Court of, or the filing by or on behalf of any Seller of a motion or other request to approve, a Competing Transaction (as defined under the Purchase Agreement).

No Assurance

There can be no assurance that the Bankruptcy Court will approve the Debtors’ entry into the Purchase Agreement, that the conditions to Buyers’ and the Sellers’ obligations to consummate the Going Concern Transaction under the Purchase Agreement, will be satisfied prior to the Outside Date or that any of the transactions comprising the Going Concern Transaction will be consummated on the terms set forth in the Purchase Agreement or at all.

The foregoing description of the Purchase Agreement and the Going Concern Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated by reference herein. The Purchase Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Sellers, Buyer or ESL. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. For the foregoing reasons, the representations, warranties and covenants should not be relied upon as statements of factual information.

Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this filing that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: the failure to obtain approval of the Purchase Agreement by the Bankruptcy Court or, if the Purchase Agreement is approved by the Bankruptcy Court, to consummate the

Going Concern Transaction, risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the conditions to which the Company’s debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the impact of and ability to successfully implement store closures; the Company’s ability to consummate sales of assets and the terms and conditions of any such sales, including the “Go Forward Stores”; the Company’s ability to implement operational improvement efficiencies; uncertainty associated with evaluating and completing any strategic or financial alternative as well as the Company’s ability to implement and realize any anticipated benefits associated with any alternative that may be pursued, including the asset sales and wind down of operations; the consequences of the acceleration of our debt obligations; trading price and volatility of the Company’s common stock and the risks related to the Company’s delisting from Nasdaq and trading on the OTC Pink Market; as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1*	Asset Purchase Agreement, dated as of January 17, 2019, by and among the Company and certain of its subsidiaries party thereto and Transform Holdco LLC

*

Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.

Exhibit Index

Exhibit No.	Exhibit

2.1*	Asset Purchase Agreement, dated as of January 17, 2019, by and among the Company and certain of its subsidiaries party thereto and Transform Holdco LLC

*

Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Robert A. Riecker
Member of the Office of the Chief Executive and Chief Financial Officer

Dated: January 24, 2019